EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the Hewlett-Packard Company 2000 Employee Stock Purchase Plan of our report dated November 16, 2004, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company included in its Annual Report (Form 10-K) for the year ended October 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California April 19, 2005